SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

October 12, 2005

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 6, 2005, Mr. Victor Halpert was elected to serve as an independent director of the Company by filling a vacant position on the Company’s Board of Directors. Mr. Halpert was named an independent chairman and member of both the Company’s audit and the Company’s finance committees. Mr. Halpert had prior to the election no relationship of any kind with the Company and had prior to the election not been party to or has had no direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which the Company was or is to be a party.

Mr. Victor Halpert is the Managing Member of a hedge fund, Halpert Capital, LLC. Prior to founding Halpert Capital, LLC, Mr. Halpert served from June 1999 through January 2003 as Director of equity research at Salomon Smith Barney, in New York, NY, a division of Citigroup, focusing on technology companies. At Salomon, Mr. Halpert managed a highly ranked team (based on Institutional Investor and Extel surveys), covering U.S.-listed technology companies.  Mr. Halpert has published numerous research reports, including regular reviews and earnings reports, in-depth industry analysis and market comments on dozens of companies.  Mr. Halpert has maintained strong working relationships with major technology and emerging markets institutional investors.  He lead efforts in obtaining debt and equity investment banking mandates to more than $2 billion in capital raising and he assisted in more than $2 billion of M&A transactions. Mr Halpert served from January 1998 through May 1999, as Vice President at Robertson Stephens, New York, NY.  At Robertson Stephens, Mr. Halpert managed a successful equity research team, covering telecommunications hardware and software companies. From January 1995 through December 1997, Mr. Halpert served as Vice-President of equity research for Salomon Brothers in London, U.K. and New York, NY. Mr. Halpert is on the board of directors of Top Image Systems (NASDAQ-TISA), Unity Wireless (NASDAQ-UTYW) and Israel Technology Acquisition (NASDAQ-ISLT). In addition, Mr. Halpert is a board member of a number of US-based private companies. Mr. Halpert has a bachelor’s of science degree in Accounting from State University of New York, College at New Paltz, NY, a Master of Science in Accounting from the University of Illinois at Chicago, Graduate Business School and an MBA from the University of Chicago Graduate Business School.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits Furnished.

99.1	Warrant Agreement with Victor Halpert dated October 6, 2005.
99.2	Press Release dated October 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By: /s/ Arne Dunhem
Name:  Arne Dunhem
Title: President and Chief Executive Officer

Date: October 12, 2005